                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

        Filed by the Registrant [x]
        Filed by a Party other than the Registrant [ ]
        Check the appropriate box:
        [ ] Preliminary Proxy Statement
        [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
        [ ] Definitive Proxy Statement
        [x] Definitive Additional Materials
        [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                ZeroPlus.com, Inc.
     -----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

        Payment of Filing Fee (Check the appropriate box):

        [x] No fee required.
        [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
             1) Title of each class of securities to which transaction applies:

                   -------------------------------------------------------------
             2)    Aggregate number of securities to which transaction applies:

                   -------------------------------------------------------------
             3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                   -------------------------------------------------------------
             4)    Proposed maximum aggregate value of transaction:

                   -------------------------------------------------------------
             5)    Total fee paid:

                   -------------------------------------------------------------

        [ ] Fee paid previously with preliminary materials.
        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
             1)    Amount Previously Paid:

                   -------------------------------------------------------------
             2)    Form, Schedule or Registration Statement No.:

                   -------------------------------------------------------------
             3)    Filing Party:

                   -------------------------------------------------------------
             4)    Date Filed:

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

                                November 20, 2000


Dear Shareholder:

        We look forward to seeing you at the Annual Meeting of Shareholders of ZeroPlus.com, Inc., which will be held on Friday, December 8, 2000 at 10:00 a.m., at the Embassy Suites Hotel, 4300 Military Road, N.W., Washington, D.C. 20015.

        It has come to our attention that two items of information in the Proxy Statement previously forwarded to you are in error. First, the number of issued and outstanding shares or our common stock, par value $0.01 per share, at the close of business on the record date of November 6, 2000, was 10,320,809.

        Second, the table under the heading "Stock Ownership of Directors and Executive Officers" should read as follows:

                                                                 NUMBER
NAME AND ADDRESS                   POSITION WITH COMPANY       OF SHARES      PERCENTAGE OF SHARES
----------------                   ---------------------       ---------      --------------------
Alonzo E. Short, Jr., Lt. Gen.,    Chairman of the Board         108,334            1.05
  USA (ret.) (1)
Robert A. Veschi (2)               President, Chief Executive  1,481,835           14.02
                                    Officer, Director
Donald J. Shoff (3)                Vice President, Chief         131,084            1.26
                                   Financial Officer and
                                   Secretary, and Director
William L. Hooton (4)              Director                       68,334            0.66
Clive W. Whittenbury, Ph.D. (5)    Director                       68,334            0.66
William W. Rogers, Jr. (6)         Director                       23,334            0.23
Michael A. Viren (7)               Director                       10,334            0.10
Broadwing, Inc. (8)                Shareholder                 1,888,653           18.30
All Executive Officers and                                     1,913,758           17.82
Directors as a Group
(9 persons) (9)


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(1)  6066 Old Telegraph Road, Alexandria, Virginia 22310. Includes vested options to purchase 18,334 shares of Common Stock.

(2) c/o ZeroPlus.com, Inc., 12800 Middlebrook Road, Suite 400, Germantown, Maryland 20874. Includes vested options to purchase 250,000 shares of Common Stock.

                       [footnotes continued on next page]

Shareholders of ZeroPlus.com, Inc.
November 20, 2000
Page 2

                    [footnotes continued from previous page]


(3) c/o ZeroPlus.com, Inc., 12800 Middlebrook Road, Suite 400, Germantown, Maryland 20874. Includes vested options to purchase 81,084 shares of Common Stock.

(4) c/o Science Applications International Corporation, 7990 Science Applications Court, Vienna, Virginia 22183. Includes vested options to purchase 18,334 shares of Common Stock.

(5) 511 Trinity Avenue, Yuba City, California 95991. Includes vested options to purchase 18,334 shares of Common Stock.

(6) c/o Advanced Communication Systems, Inc., 10889 Lee Highway, Fairfax, Virginia 22030. Includes vested options to purchase 18,334 shares of Common Stock.

(7) 505 South River Hills Drive, Temple Terrace, Florida 33617. Includes vested options to purchase 10,334 shares of Common Stock.

(8)  201 East Fourth Street, Cincinnati, Ohio 45202.

(9)  Includes vested options to purchase 419,923 shares of Common Stock.

        We regret the errors. We urge you to you complete, sign and date the proxy card we previously sent to you and return it as soon as possible in the postage-paid envelope we provided. Please do so even if you intend to be at the meeting. Thank you for your support.




                                          ALONZO E. SHORT
                                          CHAIRMAN OF THE BOARD




                                          ROBERT A. VESCHI
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER